Exhibit 99.1

ERI to Provide Energy Savings for Mining Project in Australia
140,000 m3/day (37MGD) Desalination Project for Mining Application
Contracted to use PX® Technology

San Leandro, Calif., October 2, 2008 – Energy Recovery, Inc. (“ERI”) (NASDAQ:ERII), a global leader of ultra-high-efficiency energy recovery products and technology for desalination, announced that it will supply energy recovery devices for a seawater reverse osmosis (SWRO) desalination project in Australia. IDE Technologies awarded ERI the energy recovery contract for the 140,000 cubic meters per day (m3/day) (37 million gallons per day (MGD) facility. The new desalination project adds process and drinking water for a large mine operation in Australia.

IDE Technologies will construct the plant which will utilize ERI’s PX Pressure Exchanger® (PX®) technology as the energy recovery solution for the project. The plant is scheduled for completion in late 2009.

Water is a key component in the mining process. Because the region is subject to extreme drought conditions, a highly efficient desalination system provides an affordable solution both for process requirements and regional drinking consumption. The ERI solution will include PX-220 devices which will save an estimated 16 megawatts of power.

In 2007, ERI was also engaged for a 55,000 m3/day (14.5 MGD) desalination plant for the Trekkopje Uranium project in Namibia, South Africa. That plant is projected to supply an estimated 20 million cubic meters of water per year to the mine. In addition, ERI and IDE Technologies are teaming to provide advanced energy-saving PX technology for the 100 million m3/year Hadera, Israel desalination plant which will be the world’s largest such plant when it starts up in 2010.

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices which help make desalination affordable by significantly reducing energy consumption. ERI’s PX Pressure Exchanger® (PX®) device is a rotary positive displacement pump that recovers energy from the high pressure reject stream of SWRO systems at up to 98% efficiency with no downtime or scheduled maintenance.

The company has research, development and manufacturing facilities in the San Francisco technology corridor as well as direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI service representatives are based in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean.

As the demand for clean, potable water increases, ERI is poised to face the global challenges ahead. For more information on ERI and PX technology, please visit our web site at www.energyrecovery.com.

Note on Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the timing of plant construction, availability of financing for new desalination plant construction, and the timing of obtaining various government approvals. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, cyclical nature of seawater reverse osmosis plants, delays or postponements in the construction of desalination plants, the ability of our customers to obtain other key components of a plant, delays in governmental approvals, changes in customers’ budgets for desalination plans and the timing of their purchasing decision, and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings, including its Form 424(b)4 Prospectus filed on July 2, 2008, and in particular, the risk factor sections of such filings.